EXHIBIT 99.5(b)(vi):
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FORM OF SUB-ADVISORY AGREEMENT BETWEEN UNDISCOVERED MANAGERS AND KESTREL MANAGEMENT

                           UNDISCOVERED MANAGERS FUNDS

                             SUB-ADVISORY AGREEMENT
                            (Special Small Cap Fund)

         This Sub-Advisory Agreement (this "Agreement") is entered into as of __________, 1997 by and between Undiscovered Managers, LLC, a Delaware limited liability company (the "Manager") and Kestrel Investment Management Corporation, a California corporation (the "Sub-Adviser").

         WHEREAS, the Manager has entered into a Management Agreement dated ____________, 1997 (the "Management Agreement") with Undiscovered Managers Funds (the "Trust"), pursuant to which the Manager provides portfolio management and administrative services to the Special Small Cap Fund of the Trust (the "Series");

         WHEREAS, the Management Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Management Agreement to one or more sub-advisers; and

         WHEREAS, the Manager desires to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Sub-Adviser agree as follows:

1.       Sub-Advisory Services.

                  a. The Sub-Adviser shall, subject to the supervision of the Manager and in cooperation with any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Series as the Manager shall determine are necessary in order for the Series to comply with the Policies.

                  b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of the Series with representatives or agents of the Manager, the Administrator or the Trust at their reasonable request. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager, the Administrator or the Trust with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Trust from time to time, including without limitation all material as reasonably may be requested by the trustees of the Trust pursuant to Section 15(c) of the 1940 Act.

                  c. The Sub-Adviser shall provide to the Manager a copy of the Sub- Adviser's Form ADV as filed with the Securities and Exchange Commission and as amended from time to time and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

         2.       Obligations of the Manager.

                  a. The Manager shall provide (or cause the Trust's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

                  b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

         3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is required by and taken in reliance upon instructions given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instructions under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

         4. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

         5. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination with respect to brokerage and research services or products may be viewed in terms of either that particular transaction or the overall responsibilities that the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.

         6. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Manager shall pay the Sub-Adviser compensation, within thirty days after the end of each calendar quarter, at the Performance Fee Rate. As used in this Agreement, "Performance Fee Rate" shall mean, with respect to each calendar quarter, the annual percentage rate of the average daily net assets of the Series during such quarter that is determined by adding to (or subtracting from) 0.80% one-fifth of the number of basis points by which the total return of the Series (expressed as a percentage, and calculated before giving effect to the Series's expenses) during the one-year period ending at the end of such quarter exceeds (or falls short of) the Benchmark (as hereinafter defined), provided, however, that such fee rate shall in no event exceed the annual rate of 1.30% of such average daily net assets and shall in no event be less than 0.30% of such average daily net assets; and provided further that, until the end of the first calendar quarter that ends on or after the 364th day following commencement of the Series's investment operations, the Performance Fee Rate shall be the annual rate of 0.80% of the average daily net assets of the Series. As used in this Agreement, "Benchmark" shall mean, with respect to the calculation of the Performance Fee Rate following the end of each calendar quarter, the sum of (A) the total return (on a dividends-reinvested basis, and expressed as a percentage) of the Russell 2000 Index during the one-year period ending at the end of such quarter plus (B) one hundred fifty (150) basis points. The Manager may from time to time waive the compensation it is entitled to receive from the Trust; however, any such waiver will have no effect on the Manager's obligation to pay the Sub-Adviser the compensation provided for herein.

         7. Non-Exclusivity. The Manager and the Series agree that the services of the Sub- Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager.

         8. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties.

         9. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

                  a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

                  b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser by the Manager, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

                  c. this Agreement may at any time be terminated by the Sub-Adviser on one hundred eighty days' written notice to both the Manager and the Trust, in the event that the Manager shall have materially breached the provisions hereof and shall have failed to remedy such breach within fifteen days after receiving written notice of such breach from the Sub-Adviser;

                  d. this Agreement may be terminated by the Sub-Adviser at any time on or before December 31, 2004, on one hundred eighty days' written notice to both the Manager and the Trust, but only if the Manager consents in writing to such termination;

                  e. this Agreement may be terminated by the Sub-Adviser on one hundred eighty days' written notice to both the Manager and the Trust, at any time after December 31, 2004; and

                  f.this Agreement shall automatically terminate in the event of its assignment.

         Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty.

         10. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

         11. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

         12.      General.

                   a. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                  b. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

                                          UNDISCOVERED MANAGERS, LLC


                                          By:--------------------------------
                                               Mark P. Hurley
                                               President


                                          KESTREL INVESTMENT MANAGEMENT
                                            CORPORATION

                                          By:--------------------------------
                                               David J. Steirman
                                               President